Exhibit 3.1



                   RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                       THE MULTICARE COMPANIES, INC.

         (restated to reflect all amendments through June 26, 1996)
                    ___________________________________

                       Adopted in Accordance with the
                  Provisions of Section 245 and 242 of the
                      Delaware General Corporation Law
                    ___________________________________



          THE MULTICARE COMPANIES, INC., a corporation organized under the

General Corporation Law of the State of Delaware (the "GCL"), certifies as follows:


                                 ARTICLE I

                                    NAME

          The name of the corporation (hereinafter referred to as the "Corporation") is:

                       THE MULTICARE COMPANIES, INC.


                                 ARTICLE II

                         ADDRESS; REGISTERED AGENT

          The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                ARTICLE III

                                  PURPOSES

          The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the GCL.



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                                                                          2

                                 ARTICLE IV

                               CAPITALIZATION

          The total number of shares which the Corporation shall have authority to issue is Seventy-seven Million (77,000,000) shares, consisting of Seven Million (7,000,000) shares of Preferred Stock, of the par value of One Cent ($.01) per share (hereinafter called "Preferred Stock"), and Seventy Million (70,000,000) shares of Common Stock, of the par value of One Cent ($.01) per share (hereinafter called "Common Stock").


                                 ARTICLE V

                           RIGHTS OF STOCKHOLDERS

          The designation, relative rights, preferences and limitations of the shares of each class are as follows:

          1. The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and



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                                                                          3

upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

          2. Subject to the provisions of any applicable law or of the By-laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of preferred stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of



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                                                                          4

Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

          3. Subject to the provisions of this Restated Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.


                                 ARTICLE VI

                          ACTION BY STOCKHOLDERS;
                           STOCKHOLDERS' MEETINGS

          1. Any action required or permitted to be taken by the holders of the issued and outstanding stock of the Corporation may be effected solely at an annual or special meeting of stockholders duly called and held in accordance with law and this Restated Certificate of Incorporation, and the power of stockholders, or any of them, to consent in writing, without a meeting, to the taking of any such action is hereby specifically denied.

          2. In addition to any authorization provided by law or this Restated Certificate of Incorporation, the Board of Directors is authorized to adopt provisions in the By-laws of the Corporation that provide the manner by which a stockholder of the Corporation may nominate directors or may bring any other business before an annual or special meeting of stockholders, including without limitation provisions requiring advance notice by such stockholder and prescribing the content thereof.

          3. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may be brought before such meeting in accordance with this Restated Certificate of Incorporation shall be held at such hour and on such business day in each year as may be determined by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. If the election of directors shall not be held on the date designated therefor or at an adjournment of a meeting convened on such date, the Board of Directors by resolution or resolutions adopted by the affirmative vote of a majority of the entire Board of Directors shall cause to be held a special meeting of stockholders for such purpose as soon thereafter as is reasonably practicable. Special meetings of stockholders other than as above provided may be called at any other time only at the direction of the Board of Directors by resolution adopted by the affirmative vote of a majority of the entire Board of



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                                                                          5

Directors, or by the Chairman of the Board of Directors or by the President of the Corporation. Annual and special meetings of stockholders shall not be called or held otherwise than as herein provided. Except as otherwise provided by law or by this Restated Certificate of Incorporation, at any meeting of stockholders of the Corporation the presence in person or by proxy of the holders of a majority in voting power of the outstanding stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with this Restated Certificate of Incorporation and, a quorum being present, except as otherwise required by law, the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by stockholders. Election of directors need not be by written ballot except to the extent provided in the By-laws of the Corporation. At every meeting of stockholders, the Chairman of the Board of Directors or, in the absence of such officer, the President, or in the absence of the Chairman of the Board of Directors and the President, such officer or other person as shall be designated in accordance with the By-laws of the Corporation, shall act as Chairman of the meeting. The Chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of each meeting of stockholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.


                                ARTICLE VII

                             BOARD OF DIRECTORS

          1. Effective at the first annual meeting of stockholders at which directors are elected, the Board of Directors shall be divided into three classes -- Class I, Class II and Class III -- which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each director
                                    --------  -------
first elected to Class I shall hold office until the annual meeting of stockholders in 1995; each director first elected to Class II shall hold office until the annual meeting of stockholders in 1996; and each director first elected to Class III shall hold office until the annual meeting of stockholders in 1997.

          2. The number of directors that shall constitute the whole Board of Directors of the Corporation shall be the



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                                                                          6

number from time to time fixed in the By-laws of the Corporation, and such number of directors and their respective classifications so fixed in such By-laws may be changed only by the affirmative vote of a majority of the directors in office at the time of vote, provided that any such action does not operate to remove a director other than in the manner prescribed in this Restated Certificate of Incorporation or the By-laws of the Corporation. When the number of directors is changed, any increase or decrease in the number of directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. The directors of the Corporation need not be stockholders.

          3. Each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. No director may be removed during his term except for cause. Should a vacancy occur or be created, whether arising through death, retirement, resignation or removal of a director, such vacancy shall be filled by a majority vote of the remaining directors. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

          4. Except as otherwise provided by law or by this Restated Certificate of Incorporation, a majority of the directors in office at the time of a duly assembled meeting shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the directors present at such meeting shall be the act of the Board of Directors.

          5. In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation, from time to time, may make, amend or repeal By-laws of the Corporation; provided, that By-laws made or amended by the Board of Directors may be amended or repealed, and that any By-laws may be made, by the stockholders of the Corporation.

          6. The By-laws may confer upon the Board of Directors powers in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by law, but only to the extent permitted by law and by the provisions of this Restated Certificate of Incorporation.



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                                                                          7

                                ARTICLE VIII

                          LIMITATION OF LIABILITY

          1. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the GCL or (d) for any transaction from which the director derived any improper personal benefits.

          2. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                 ARTICLE IX

                              INDEMNIFICATION

          1. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this
Article IX.

          2. The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees



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                                                                          8

and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if
                                             --------  -------
required by the GCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

          3. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this
Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Restated Certificate of Incorporation, the By-laws of the Corporation, any agree-ment, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          4. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this
Article IX shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

          5. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX, the By-laws or under Section 145 of the GCL or any other provision of law.

          6. The provisions of this Article IX shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article IX is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other



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                                                                         9

person intend to be legally bound.  No repeal or modification of this
Article IX shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          7. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this
Article IX shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

          8. Any director or officer of the Corporation serving in any capacity for (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

          9. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article IX may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to
- --------  -------
indemnification or reimbursement or



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                                                                         10

advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

          IN WITNESS WHEREOF, this Restated Certificate of Incorporation having been duly adopted in accordance with Sections 245 and 242 of the GCL, has been signed as of July 14, 1993.



                              /s/ Daniel E. Straus
                              ---------------------------------------------
                              Daniel E. Straus
                              President



Attest:


/s/ Moshael J. Straus
______________________
Moshael J. Straus
Secretary